                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date Of Report (Date Of Earliest Event Reported): August 29, 2001

                         ENSTAR INCOME PROGRAM II-2 L.P.
                         -------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

                                     Georgia
                                     -------
                 (State or other jurisdiction of incorporation)

            0-14505                                   58-1628872
            -------                                   ----------
    (Commission File Number)             (I.R.S. Employer Identification No.)

                      c/o Enstar Communications Corporation
               12405 Powerscourt Drive, St. Louis, Missouri 63131
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (314) 965-0555

Item 2.  Acquisition or Disposition of Assets.

         The Partnership, together with certain affiliates (collectively, the "Selling Partnerships"), entered into an asset purchase agreement (the "Illinois Agreement"), dated August 29, 2001, with certain indirect subsidiaries of Charter Communications, Inc. ("Charter"), a related party, to sell certain assets and liabilities of the Illinois cable systems of the Selling Partnerships. The Illinois Agreement was entered into as the result of an auction process with sealed bids, in which the bid from Charter for an aggregate purchase price of $63.0 million exceeded those of all other bidders. The net assets to be sold under the Illinois Agreement include the Partnership's cable systems in and around Hillsboro, Jerseyville, Nokomis, and Pana, Illinois for a total purchase price of $13.5 million. Proceeds from the sale will be used for transaction costs, general working capital purposes, capital expenditures, and distributions to partners. Each sale transaction outlined in the Illinois Agreement is contingent upon the closing of each of the other Selling Partnerships' sales transactions. The sale is subject to approval by a majority of the holders of the Partnership's outstanding units, approval by the other Selling Partnerships of their respective sales transactions and certain closing conditions, including regulatory approvals. There can be no assurance that this proposed sale will be consummated.

Item 7.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

    Not applicable

(b) Pro forma financial information.

     The following Unaudited Pro Forma Condensed Financial Statements are based on the historical financial information of Enstar Income Program II-2, L.P. The Unaudited Pro Forma Condensed Balance Sheet as of June 30, 2001 assumes the disposition of certain assets and liabilities of the Partnership's cable systems in and around Hillsboro, Jerseyville, Nokomis, and Pana, Illinois as if it had occurred on June 30, 2001. The Unaudited Pro Forma Condensed Statements of Operations for the six months ended June 30, 2001 and year ended December 31, 2000 assume the above disposition occurred on January 1, 2000.

      The Unaudited Pro Forma Condensed Financial Statements of Enstar Income Program II-2, L.P. do not purport to be indicative of what our financial position or results of operations would actually have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.

                        ENSTAR INCOME PROGRAM II-2, L.P.
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 2001



                                                            HISTORICAL                             PRO FORMA           PRO FORMA
                                                          JUNE 30, 2001        DISPOSITION        ADJUSTMENTS        JUNE 30, 2001
                                                          -------------        -----------        -----------        -------------
                       ASSETS
ASSETS:
    Cash                                                  $   8,453,100      $           -      $  13,541,600 (a)   $   21,994,700
    Accounts receivable                                         184,000           (154,100)                 -               29,900
    Prepaid expenses and other assets                            41,700            (29,000)                 -               12,700
    Property, plant and equipment, net                        2,574,700         (1,988,100)                 -              586,600
    Franchise cost, net                                          10,800            (10,800)                 -                    -
                                                          -------------      -------------      -------------       --------------
                                                          $  11,264,300      $  (2,182,000)     $  13,541,600       $   22,623,900
                                                          =============      =============      =============       ==============
           LIABILITIES AND PARTNERSHIP CAPITAL

LIABILITIES:
    Accounts payable                                      $      62,700      $     (48,300)     $     542,000 (a)   $      556,400
    Accrued liabilities                                         153,300            (98,400)                 -               54,900
    Due to affiliates                                           427,500           (309,600)                 -              117,900
                                                          -------------      -------------      -------------       --------------
                                                                643,500           (456,300)           542,000              729,200
                                                          -------------      -------------      -------------       --------------
PARTNERSHIP CAPITAL:
    General Partners                                             32,500             (5,300)           130,000              157,200
    Limited Partners                                         10,588,300         (1,720,400)        12,869,600           21,737,500
                                                          -------------      -------------      -------------       --------------
                                                             10,620,800         (1,725,700)        12,999,600 (a)       21,894,700
                                                          -------------      -------------      -------------       --------------
                                                          $  11,264,300      $  (2,182,000)     $  13,541,600       $   22,623,900
                                                          =============      =============      =============       ==============

(a) Represents proceeds from sale of $13,541,600 which will be used for transaction costs of $542,000, general working capital purposes, capital expenditures and distributions to partners.

                        ENSTAR INCOME PROGRAM II-2, L.P.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001



                                                                   HISTORICAL                           PRO FORMA
                                                                 JUNE 30, 2001     DISPOSITION (a)     JUNE 30, 2001
                                                                 -------------     ---------------     -------------
REVENUES                                                         $   1,903,000     $    (1,438,200)    $     464,800
                                                                 -------------     ---------------     -------------
OPERATING EXPENSES:
    Service costs                                                      619,100            (461,000)          158,100
    General and administrative expenses                                193,700            (131,700)           62,000
    General partner management fees and reimbursed expenses            320,100            (209,300)          110,800
    Depreciation and amortization                                      211,100            (150,900)           60,200
                                                                 -------------     ---------------     -------------
                                                                     1,344,000            (952,900)          391,100
                                                                 -------------     ---------------     -------------

OPERATING INCOME                                                       559,000            (485,300)           73,700

OTHER INCOME (EXPENSE):
    Interest income                                                    166,900            (166,900)                -
    Other                                                              (44,900)             34,900           (10,000)
                                                                 -------------     ---------------     -------------
                                                                       122,000            (132,000)          (10,000)
                                                                 -------------     ---------------     -------------
NET INCOME                                                       $     681,000     $      (617,300)    $      63,700
                                                                 =============     ===============     =============
Net income allocated to General Partners                         $       6,800     $        (6,200)    $         600
                                                                 =============     ===============     =============
Net income allocated to Limited Partners                         $     674,200     $      (611,100)    $      63,100
                                                                 =============     ===============     =============


(a) Represents the results of operations of the Hillsboro, Jerseyville, Nokomis, and Pana, Illinois cable systems to be sold.

                        ENSTAR INCOME PROGRAM II-2, L.P.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                                    HISTORICAL                             PRO FORMA
                                                                   DECEMBER 31,                           DECEMBER 31,
                                                                       2000          DISPOSITION (a)          2000
                                                                  --------------     ---------------      ------------
REVENUES                                                          $    3,916,300     $    (2,952,300)     $    964,000
                                                                  --------------     ---------------      ------------
OPERATING EXPENSES:
     Service costs                                                     1,182,900            (858,100)          324,800
     General and administrative expenses                                 394,400            (265,400)          129,000
     General partner management fees and reimbursed expenses             638,500            (443,700)          194,800
     Depreciation and amortization                                       503,400            (326,200)          177,200
                                                                  --------------     ---------------      ------------
                                                                       2,719,200          (1,893,400)          825,800
                                                                  --------------     ---------------      ------------

OPERATING INCOME                                                       1,197,100          (1,058,900)          138,200

OTHER INCOME (EXPENSE):
     Interest income                                                     375,500            (375,500)                -
     Other                                                               (26,700)             25,200            (1,500)
                                                                  --------------     ---------------      ------------
                                                                         348,800            (350,300)           (1,500)
                                                                  --------------     ---------------      ------------
NET INCOME                                                        $    1,545,900     $    (1,409,200)     $    136,700
                                                                  ==============     ===============      ============
Net income allocated to General Partners                          $       15,500     $       (14,100)     $      1,400
                                                                  ==============     ===============      ============
Net income allocated to Limited Partners                          $    1,530,400     $    (1,395,100)     $    135,300
                                                                  ==============     ===============      ============

(a) Represents the results of operations of the Hillsboro, Jerseyville, Nokomis, and Pana, Illinois cable systems to be sold. A non-recurring gain on sale of $10,997,600, net of transaction costs of approximately $542,000 resulted from the disposition which has not been presented in the unaudited pro forma condensed statement of operations.

(c) Exhibits

         2.1 Asset Purchase Agreement, dated August 29, 2001, by and between Charter Communications Entertainment I, LLC, Interlink Communications Partners, LLC, and Rifkin Acquisitions Partners, LLC and Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar IV/PBD Systems Venture, and Enstar Cable of Macoupin County

         2.2 Letter of Amendment, dated September 10, 2001, by and between Charter Communications Entertainment I, LLC, Interlink Communications Partners, LLC, and Rifkin Acquisitions Partners, LLC and Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar IV/PBD Systems Venture, and Enstar Cable of Macoupin County

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Enstar Income Program II-2, L.P.

                                      By: Enstar Communications Corporation,
                                      its General Partner

                                      By: /s/ PAUL E. MARTIN
                                          ------------------
                                      Paul E. Martin,
                                      Vice President and Corporate Controller
                                      (Principal Financial Officer and Principal
                                      Accounting Officer)


Dated: September 13, 2001